UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2021

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   713-350-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On January 27, 2021, MSC Income Fund, Inc., a Maryland corporation (the “Company”), together with MSC Equity Holding, LLC, a Delaware limited liability company, MSC Equity Holding II, Inc., a Delaware corporation, MSC California Holdings GP LLC, a Delaware limited liability company, and MSC California Holdings LP, a Delaware limited partnership, each a wholly-owned subsidiary of the Company, entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated March 11, 2014 among TIAA, FSB, as administrative agent, and TIAA, FSB and certain other financial institutions as lenders (the “TIAA Agreement”). The Amendment, among other things, permits the Company to incur certain unsecured subordinated indebtedness that is junior in right of payment to borrowings under the TIAA Agreement. The Amendment was unanimously approved by the Company’s board of directors (the “Board”), including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the Company or its investment adviser, MSC Adviser I, LLC (the “Adviser”).

In connection with the Amendment, on January 27, 2021 the Company also entered into a term loan agreement (the “Term Loan Agreement”) with Main Street Capital Corporation, a Maryland corporation (“Main Street”), the parent company to the Adviser. The Term Loan Agreement was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the Investment Company Act, of the Company or the Adviser.

The Term Loan Agreement provides for a loan of $40.0 million to the Company, bearing interest at a fixed rate of 5.00% per annum. The Term Loan Agreement also provides for a 1.00% upfront fee payable to Main Street and will mature on January 27, 2026. Borrowings under the Term Loan Agreement are expressly subordinated and junior in right of payment to all secured indebtedness of the Company and may be prepaid any time after January 27, 2023 in accordance with the additional conditions described in the Term Loan Agreement.

The foregoing description of the Amendment and the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Term Loan Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Fourth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 27, 2021, by and among the Registrant, MSC Equity Holding, LLC, MSC Equity Holding II, Inc., MSC California Holdings GP LLC, MSC California Holdings LP, the lenders party thereto and TIAA, FSB.
Exhibit 10.2	Term Loan Agreement, dated as of January 27, 2021 by and between the Registrant and Main Street Capital Corporation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.
(Registrant)

January 28, 2021	/s/ Jason B. Beauvais
(Date)	Jason B. Beauvais
General Counsel